BWX Technologies Announces First Quarter 2017 Results
- EPS Growth of 17% and 22% Over Prior Year Period GAAP and Adjusted EPS, Respectively
- Consolidated Revenue Growth of 17% Over Prior Year Period
- Increases Quarterly Dividend by 22% to $0.11 per Share
-Reaffirms 2017 EPS Guidance of $1.85 to $1.95

Lynchburg, VA - May 1, 2017 - BWX Technologies, Inc. (NYSE: BWXT) ("BWXT" or the "Company") today reported first quarter 2017 revenues of $428.2 million, 17% growth compared to $364.8 million in the first quarter of 2016. Earnings per share (EPS) for the first quarter of 2017 were $0.55 compared to GAAP EPS of $0.47 and adjusted (non-GAAP) EPS of $0.45 in the first quarter of 2016. A reconciliation of non-GAAP results is detailed in Exhibit 1.

"BWXT began the new year with a strong quarter, successfully executing on our strategy while continuing to deliver on our commitments to both customers and shareholders," said Mr. John A. Fees, Executive Chairman. “Our Nuclear Operations business continues to produce excellent results, generating record first quarter operating income of $73 million. In addition, we are already seeing a positive effect from the BWXT Nuclear Energy Canada Inc. acquisition in serving the Canadian commercial nuclear market. The newly combined Nuclear Power business produced nearly $78 million in revenues in the first quarter while achieving an 18% operating profit margin. As we continue into 2017, we remain committed to our overall strategy of maintaining operational excellence and continuing to position ourselves to further grow the business.”

First Quarter 2017 Results of Operations
The Company’s consolidated GAAP operating income for the first quarter of 2017 increased to $83.2 million compared to GAAP operating income of $42.6 million in the first quarter of 2016. Adjusted (non-GAAP) operating income for the first quarter of 2017 was also $83.2 million, an increase of more than 14% compared to adjusted (non-GAAP) operating income of $72.6 million in the first quarter of 2016. The increase in GAAP operating income compared to the prior year period was largely due to a $30.0 million charge related to the mPower framework agreement, which was recorded in the first quarter of 2016. Operating income also increased due to results from our Nuclear Operations Group (NOG) and Nuclear Power Group (NPG) segments.

The NOG segment represents our former Nuclear Operations segment. NOG revenues increased approximately 10% to a first quarter record $325.1 million compared to $295.3 million in the same quarter of 2016 due to increased activity in component manufacturing as well as our naval nuclear fuel and downblending operations. NOG operating income was $73.2 million in the first quarter of 2017, almost 13% higher than the $64.9 million in the prior year period.

The NPG segment reporting comprises our legacy Canadian nuclear operations and the recently acquired BWXT Nuclear Energy Canada Inc. (BWXT NEC) business. Revenues from NPG more than doubled to $77.7 million in the first quarter of 2017 compared to $36.2 million in the prior year period, primarily due to the acquisition of BWXT NEC. NPG’s operating income was $13.8 million in the first quarter of 2017, ahead of the prior year’s period operating income of $7.0 million, also due to the net impact of the BWXT NEC acquisition and increased activity of BWXT Canada.

The Nuclear Services Group (NSG) segment reporting comprises our previous Technical Services segment and our U.S. nuclear service business. The latter includes our portfolio of work in advanced reactors for space and terrestrial power applications. NSG segment revenues were $27.9 million in the first quarter of 2017 compared to $34.0 million in the same quarter of 2016 primarily due to the quarterly timing of maintenance outages in the commercial U.S. nuclear utility market. NSG segment revenues were also slightly impacted by decline in specialty engineering work related to new nuclear plant designs, both of which were partially offset by higher activity at our Naval Reactor decommissioning/decontamination and NASA support services projects. NSG’s operating income decreased to $0.7 million in the first quarter of 2017 from $5.8 million in the prior year period due to the aforementioned quarterly outage timing in 2017, as well as our transition off of a joint venture project in Idaho in the second quarter of 2016.

"BWXT accomplished several key strategic initiatives in 2016 and entered 2017 in a position of strength," said Mr. Rex D. Geveden, President and Chief Executive Officer. "Our Nuclear Operations business continues to maintain a strong backlog, and BWXT remains a trusted provider for the Navy as it considers expanding its submarine and aircraft carrier fleet. Our newly formed Nuclear Power segment is positioned for long-term growth as it supports ongoing outage work and refurbishment activities in our traditional Canadian nuclear market and grows into the CANDU fuel, equipment and services market via the acquisition of BWXT NEC. We continue to invest in a robust pipeline of opportunities in the Nuclear Services segment, and we believe we will be able to increase profitability in that business over the next few years. Lastly, we remain committed to our balanced capital allocation approach and continue to evaluate opportunities for acquired growth and strategic investments."

Liquidity and Debt
The Company utilized cash from operating activities of $54.8 million in the first quarter of 2017, inclusive of a $30 million settlement payment to Bechtel pursuant to the Generation mPower LLC Framework Agreement, compared with net cash utilized from operating activities of $12.8 million in the first quarter of 2016. At the end of the first quarter, the Company’s cash and short-term investments position, net of restricted cash, was $108.3 million.

As of March 31, 2017, outstanding balances under our credit facility included $525.9 million in term loans, $50 million in borrowings under the revolving line of credit, and letters of credit issued under the facility totaling $125.1 million. As a result, the Company has $224.9 million of remaining availability under our credit facility, excluding an additional $250 million accordion provision.

Share Repurchases
We received an additional 846,568 shares in the first quarter of 2017 in connection with the completion of our previously authorized $200 million Accelerated Share Repurchase (ASR).  We have an additional $193 million of share repurchase authorization remaining as of March 31, 2017.

Quarterly Dividend
On April 28, 2017, our Board of Directors declared a quarterly cash dividend of $0.11 per common share. The dividend will be payable on June 6, 2017, to shareholders of record on May 16, 2017.

Outlook
The Company reaffirms its guidance that adjusted earnings per share for the full year 2017 are expected to be between $1.85 and $1.95. Adjusted earnings per share exclude any mark-to-market adjustments for pension and post-retirement benefits recognized during 2017. Beyond 2017, we continue to anticipate an EPS CAGR in the low double digits over the next 3-5 years based upon our robust organic growth strategy and remaining balance sheet capacity. Segment guidance provided for 2017 remains unchanged.

Conference Call to Discuss First Quarter 2017 Results
Date:            Tuesday, May 2, 2017, at 9:00 a.m. EST
Live Webcast:    Investor Relations section of website at www.bwxt.com

Forward-Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog, to the extent they may be viewed as an indicator of future revenues, anticipated benefits of the acquisition of GE-Hitachi Nuclear Energy Canada Inc., management’s plans and expectations for our business segments, including potential growth opportunities, as well as our outlook and guidance for 2017. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to execute contracts in backlog; the lack of, or adverse changes in, Federal appropriations to government programs in which we participate; the demand for and competitiveness of nuclear power; capital priorities of power generating utilities; adverse changes in the industries in which we operate and delays, changes or termination of contracts in backlog.  If one or more of these risks or other risks materialize, actual results may vary materially from those expressed.  For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2016 and subsequent quarterly reports on Form 10-Q.  BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About BWXT
Headquartered in Lynchburg, Va., BWX Technologies, Inc. (NYSE:BWXT) is a leading supplier of nuclear components and fuel to the U.S. government; provides technical and management services to support the U.S. government in the operation of complex facilities and environmental remediation activities; and supplies precision manufactured components, services and fuel for the commercial nuclear power industry. With approximately 6,100 employees, BWXT has nine major operating sites in the U.S. and Canada. In addition, BWXT joint ventures provide management and operations at a dozen U.S. Department of Energy and two NASA facilities. Follow us on Twitter @BWXTech and learn more at www.bwxt.com.

Investor Contact:		Media Contact:
Alan Nethery		Jud Simmons
Vice President, Investor Relations		Communications Director
980-365-4300	Investors@bwxt.com	434-522-6462	hjsimmons@bwxt.com

EXHIBIT 1

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)

	Three Months Ended March 31, 2017
	GAAP	Performance Guarantees Release	mPower Deconsolidation	Framework Agreement	Impairment (Gains) / Charges	Non-GAAP

Operating Income	$83.2	$—	$—	$—	$—	$83.2
Other Income (Expense)	(2.8)	—	—	—	(0.4)	(3.2)
Provision for Income Taxes	(24.6)	—	—	—	0.0	(24.6)
Net Income	55.8	—	—	—	(0.4)	55.4
Net Income Attributable to Noncontrolling Interest	(0.1)	—	—	—	—	(0.1)
Net Income Attributable to BWXT	$55.7	$—	$—	$—	$(0.4)	$55.3

Diluted Shares Outstanding	100.7					100.7
Diluted Earnings per Common Share	$0.55	$—	$—	$—	$0.00	$0.55

Effective Tax Rate	30.6%					30.7%

	Three Months Ended March 31, 2016
	GAAP	Performance Guarantees Release	mPower Deconsolidation	Framework Agreement	Impairment (Gains) / Charges	Non-GAAP

Operating Income	$42.6	$—	$—	$30.0	$—	$72.6
Other Income (Expense)	22.5	(9.3)	(13.6)	—	(0.5)	(0.8)
Provision for Income Taxes	(15.4)	3.4	—	(11.1)	(0.8)	(23.9)
Net Income	49.7	(5.9)	(13.6)	18.9	(1.3)	47.9
Net Income Attributable to Noncontrolling Interest	(0.1)	—	—	—	—	(0.1)
Net Income Attributable to BWXT	$49.6	$(5.9)	$(13.6)	$18.9	$(1.3)	$47.8

Diluted Shares Outstanding	105.9					105.9
Diluted Earnings per Common Share	$0.47	$(0.06)	$(0.13)	$0.18	$(0.01)	$0.45

Effective Tax Rate	23.6%					33.3%

(1)	May not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty and unreliability of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	March 31, 2017	December 31, 2016
	(Unaudited) (In thousands)
Current Assets:
Cash and cash equivalents	$95,924	$125,641
Restricted cash and cash equivalents	5,881	6,130
Investments	12,411	14,517
Accounts receivable – trade, net	187,980	135,950
Accounts receivable – other	29,019	25,221
Contracts in progress	382,243	356,793
Other current assets	30,051	29,319
Total Current Assets	743,509	693,571
Property, Plant and Equipment	931,953	922,641
Less accumulated depreciation	635,405	622,955
Net Property, Plant and Equipment	296,548	299,686
Investments	10,436	9,013
Goodwill	211,405	210,788
Deferred Income Taxes	182,551	194,464
Investments in Unconsolidated Affiliates	42,503	42,854
Intangible Assets	113,311	114,748
Other Assets	17,663	14,691
TOTAL	$1,617,926	$1,579,815

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS' EQUITY

	March 31, 2017	December 31, 2016
	(Unaudited) (In thousands, except share and per share amounts)
Current Liabilities:
Current maturities of long-term debt	$27,458	$27,370
Accounts payable	80,390	99,983
Accrued employee benefits	52,697	81,793
Accrued liabilities – other	42,612	72,105
Advance billings on contracts	167,372	147,148
Accrued warranty expense	11,908	11,477
Total Current Liabilities	382,437	439,876
Long-Term Debt	542,997	497,724
Accumulated Postretirement Benefit Obligation	18,953	19,059
Environmental Liabilities	83,232	81,711
Pension Liability	350,270	357,049
Other Liabilities	33,818	33,986
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 124,834,741 and 124,149,609 shares at March 31, 2017 and December 31, 2016, respectively	1,248	1,241
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	—	—
Capital in excess of par value	75,123	22,018
Retained earnings	931,778	885,117
Treasury stock at cost, 25,814,767 and 24,858,809 shares at March 31, 2017 and December 31, 2016, respectively	(807,269)	(762,169)
Accumulated other comprehensive income	5,026	3,811
Stockholders' Equity – BWX Technologies, Inc.	205,906	150,018
Noncontrolling interest	313	392
Total Stockholders' Equity	206,219	150,410
TOTAL	$1,617,926	$1,579,815

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2017	2016
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$428,229	$364,826
Costs and Expenses:
Cost of operations	296,230	248,810
Research and development costs	1,519	1,731
Selling, general and administrative expenses	51,150	45,209
mPower framework agreement	—	30,000
Total Costs and Expenses	348,899	325,750
Equity in Income of Investees	3,875	3,533
Operating Income	83,205	42,609
Other Income (Expense):
Interest income	137	138
Interest expense	(3,517)	(1,694)
Other – net	553	24,071
Total Other Income (Expense)	(2,827)	22,515
Income before Provision for Income Taxes	80,378	65,124
Provision for Income Taxes	24,592	15,390
Net Income	$55,786	$49,734
Net Income Attributable to Noncontrolling Interest	(67)	(103)
Net Income Attributable to BWX Technologies, Inc.	$55,719	$49,631
Earnings per Common Share:
Basic:
Net Income Attributable to BWX Technologies, Inc.	$0.56	$0.48
Diluted:
Net Income Attributable to BWX Technologies, Inc.	$0.55	$0.47
Shares used in the computation of earnings per share:
Basic	99,444,910	104,364,141
Diluted	100,690,968	105,867,948

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2017	2016
	(Unaudited) (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$55,786	$49,734
Non-cash items included in net income from continuing operations:
Depreciation and amortization	13,976	11,905
Income of investees, net of dividends	1,779	(413)
Gain on deconsolidation of Generation mPower LLC	—	(13,571)
Recognition of losses for pension and postretirement plans	446	406
Stock-based compensation expense	3,412	2,469
Changes in assets and liabilities:
Accounts receivable	(41,153)	(3,263)
Accounts payable	(14,003)	1,120
Contracts in progress and advance billings on contracts	(4,890)	(48,390)
Income taxes	(2,607)	(4,613)
Accrued and other current liabilities	(29,810)	30,481
Pension liability, accrued postretirement benefit obligation and employee benefits	(38,891)	(27,255)
Other, net	1,200	(11,413)
NET CASH USED IN OPERATING ACTIVITIES	(54,755)	(12,803)
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in restricted cash and cash equivalents	249	107
Purchases of property, plant and equipment	(13,713)	(10,082)
Purchases of securities	(3,503)	(3,743)
Sales and maturities of securities	3,317	3,535
Investments, net of return of capital, in equity method investees	(1,701)	(3,825)
Other	691	—
NET CASH USED IN INVESTING ACTIVITIES	(14,660)	(14,008)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under the Credit Agreement	73,600	—
Repayments under Credit Agreement	(30,476)	(3,750)
Repurchase of common shares	—	(50,033)
Dividends paid to common shareholders	(8,985)	(9,514)
Exercise of stock options	9,665	6,988
Cash paid for shares withheld to satisfy employee taxes	(4,973)	(4,622)
Other	(146)	(143)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	38,685	(61,074)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	1,013	847
TOTAL DECREASE IN CASH AND CASH EQUIVALENTS	(29,717)	(87,038)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	125,641	154,729
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$95,924	$67,691
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$3,330	$1,404
Income taxes (net of refunds)	$27,082	$21,406
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$3,016	$2,762

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended March 31,
	2017	2016
	(Unaudited) (In thousands)
REVENUES:
Nuclear Operations Group	$325,081	$295,255
Nuclear Services Group	27,854	33,994
Nuclear Power Group	77,674	36,199
Adjustments and Eliminations	(2,380)	(622)
TOTAL	$428,229	$364,826

SEGMENT INCOME:
Nuclear Operations Group	$73,248	$64,942
Nuclear Services Group	662	5,803
Nuclear Power Group	13,798	6,954
Other	(1,612)	(1,890)
SUBTOTAL	86,096	75,809
Unallocated Corporate	(2,891)	(3,200)
mPower Framework Agreement	—	(30,000)
TOTAL	$83,205	$42,609

DEPRECIATION AND AMORTIZATION:
Nuclear Operations Group	$7,631	$8,336
Nuclear Services Group	938	935
Nuclear Power Group	3,388	648
Other	—	—
Corporate	2,019	1,986
TOTAL	$13,976	$11,905

CAPITAL EXPENDITURES:
Nuclear Operations Group	$11,751	$7,641
Nuclear Services Group	207	6
Nuclear Power Group	1,040	1,448
Other	—	—
Corporate	715	987
TOTAL	$13,713	$10,082

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended March 31,
	2017	2016
	(Unaudited) (In thousands)
BACKLOG:
Nuclear Operations Group	$3,405,096	$2,097,883
Nuclear Services Group	35,612	46,372
Nuclear Power Group	478,357	318,604
TOTAL	$3,919,065	$2,462,859

BOOKINGS:
Nuclear Operations Group	$244,765	$80,948
Nuclear Services Group	37,050	49,617
Nuclear Power Group	82,698	46,831
TOTAL	$364,513	$177,396

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended				Twelve Months Ended
	3/31/2016	6/30/2016	9/30/2016	12/31/2016	12/31/2016	12/31/2015
	(Unaudited) (In thousands)
REVENUES:
Nuclear Operations Group	$295,255	$325,660	$316,899	$331,458	$1,269,272	$1,179,896
Nuclear Services Group	33,994	32,224	28,759	33,044	128,021	121,247
Nuclear Power Group	36,199	47,946	36,123	41,304	161,572	121,061
Adjustments and Eliminations	(622)	(3,448)	(2,276)	(1,946)	(8,292)	(6,675)
TOTAL	$364,826	$402,382	$379,505	$403,860	$1,550,573	$1,415,529

SEGMENT INCOME:
Nuclear Operations Group	$64,942	$64,407	$62,537	$76,617	$268,503	$257,400
Nuclear Services Group	5,803	4,405	652	1,311	12,171	7,955
Nuclear Power Group	6,954	26,674	5,031	4,149	42,808	11,803
Other	(1,890)	(1,271)	(1,907)	(1,330)	(6,398)	(13,949)
SUBTOTAL	75,809	94,215	66,313	80,747	317,084	263,209
Unallocated Corporate	(3,200)	(5,757)	(3,940)	(13,456)	(26,353)	(25,747)
mPower Framework Agreement	(30,000)	—	—	—	(30,000)	—
Income Related to Litigation Proceeds	—	—	—	—	—	65,728
Special Charges for Restructuring Activities	—	—	—	—	—	(16,608)
Cost to Spin-off Power Generation Business	—	—	—	—	—	(25,987)
Mark to Market Adjustment	—	—	—	(21,468)	(21,468)	(54,654)
TOTAL	$42,609	$88,458	$62,373	$45,823	$239,263	$205,941

DEPRECIATION AND AMORTIZATION:
Nuclear Operations Group	$8,336	$9,122	$8,610	$8,296	$34,364	$38,836
Nuclear Services Group	935	939	940	940	3,754	3,485
Nuclear Power Group	648	704	791	1,316	3,459	3,081
Other	—	—	—	—	—	550
Corporate	1,986	1,999	2,080	2,912	8,977	11,211
TOTAL	$11,905	$12,764	$12,421	$13,464	$50,554	$57,163

CAPITAL EXPENDITURES:
Nuclear Operations Group	$7,641	$5,720	$10,459	$19,726	$43,546	$35,658
Nuclear Services Group	6	19	181	322	528	3,853
Nuclear Power Group	1,448	1,617	—	37	3,102	2,629
Other	—	—	—	—	—	—
Corporate	987	1,041	1,746	1,684	5,458	14,701
TOTAL	$10,082	$8,397	$12,386	$21,769	$52,634	$56,841

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended				Twelve Months Ended
	3/31/2016	6/30/2016	9/30/2016	12/31/2016	12/31/2016	12/31/2015
	(Unaudited) (In thousands)
BACKLOG:
Nuclear Operations Group	$2,097,883	$3,247,817	$2,982,735	$3,485,216	$3,485,216	$2,311,113
Nuclear Services Group	46,372	39,723	33,722	24,258	24,258	31,440
Nuclear Power Group	318,604	385,186	371,376	473,306	473,306	307,735
TOTAL	$2,462,859	$3,672,726	$3,387,833	$3,982,780	$3,982,780	$2,650,288

BOOKINGS:
Nuclear Operations Group	$80,948	$1,475,546	$51,794	$833,879	$2,442,167	$710,878
Nuclear Services Group	49,617	22,568	20,779	21,859	114,823	116,838
Nuclear Power Group	46,831	114,137	22,039	10,655	193,662	197,080
TOTAL	$177,396	$1,612,251	$94,612	$866,393	$2,750,652	$1,024,796